EXHIBIT 3.2
ARTICLES OF INCORPORATION
OF
R.G. BARRY CORPORATION
(reflecting all amendments
filed with the Ohio Secretary of State)
[for purposes of SEC
reporting compliance only — not filed in this form
with Ohio Secretary of State]
FIRST: The name of the corporation is R. G. Barry Corporation (the “Corporation”).
SECOND: The place in Ohio where the principal office of the Corporation is to be located is the City of Pickerington, County of Fairfield.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of Ohio as set forth in Sections 1701.01 to 1701.98 inclusive of the Ohio Revised Code (the “OGCL”).
FOURTH: I. The total number of shares which the Corporation shall have authority to issue is 27,500,000 shares of which 22,500,000, par value $1.00 per share, shall be of a class designated “Common Shares”, 4,000,000, par value $1.00 per share, shall be of a class designated “Class A Preferred Shares” and 1,000,000, par value $1.00 per share, shall be of a class designated “Class B Preferred Shares”. The Class A Preferred Shares and Class B Preferred Shares are sometimes collectively referred to herein as the “Preferred Shares”.
II. The Board of Directors of the Corporation is authorized to provide for the issuance from time to time in one or more series of any number of authorized and unissued shares of Class A Preferred Shares and Class B Preferred Shares. The Board of Directors of the Corporation is further authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
A. The number of shares constituting that series and the distinctive designation of that series;
B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of shares;
C. Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;
D. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
E. Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;
F. The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding shares of the Corporation;

G. The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of shares; and
H. Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.
III. Subject to the provisions of any applicable law, the holders of outstanding Class A Preferred Shares and the holders of outstanding Class B Preferred Shares shall possess voting power for the election of directors and for all other purposes, each holder of record of Class A Preferred Shares being entitled to one-tenth of one vote for each Class A Preferred Share standing in his name on the books of the Corporation and each holder of record of Class B Preferred Shares being entitled to ten votes for each Class B Preferred Share standing in his name on the books of the Corporation.
IV. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance from time to time of any number of authorized and unissued Common Shares, and shall determine the terms under which and the consideration for which the Corporation shall issue its Common Shares.
A. Subject to the provisions of any applicable law, each holder of record of Common Shares shall be entitled to one vote for each Common Share standing in his name on the books of the Corporation for the election of directors and for all other purposes.
B. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Shares, after payment shall have been made to the holders of Preferred Shares of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Shares, the holders of Common Shares shall be entitled, to the exclusion of the holders of Preferred Shares of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.
C. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Shares, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Shares of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Shares, the holders of Common Shares shall be entitled, to the exclusion of the holders of Preferred Shares of any and all series, to share, ratably according to the number of Common Shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.
V. The affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all the then outstanding shares of any class of Capital Stock (as defined in Article SEVENTH), voting together as a single class, without regard to series, present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting duly called, shall be required to adopt any proposal which (A) increases or decreases the par value of the issued shares of the particular class of Capital Stock; (B) changes into a lesser number of shares of the same class of Capital Stock or into the same or a different number of shares of any other class of Capital Stock, with or without par value, theretofore or then authorized shares of the particular class of Capital Stock; (C) changes the express terms of, or adds express terms to, the shares of the particular class of Capital Stock in any manner substantially prejudicial to the holders thereof; (D) changes the express terms of issued shares of any class of Capital Stock senior to the particular class of Capital Stock in any manner substantially prejudicial to the holders of shares of the particular class of Capital Stock; (E) authorizes shares of another class of Capital Stock which are convertible into, or authorizes the conversion of shares of another class of Capital Stock into, shares of the particular class of Capital Stock, or authorizes the directors to fix or alter conversion rights of shares of another class of Capital Stock which are convertible into shares of the particular class of Capital Stock.

VI. No holder of any shares of the Corporation of any class or series or of options, warrants or other rights to purchase shares of the Corporation of any class or series or of other securities of the Corporation shall have any preemptive or preferential right to purchase or subscribe for any unissued shares of the Corporation of any class or series or any additional shares of the Corporation, of any class or series, to be issued by reason of any increase in the authorized shares of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for shares of the Corporation of any class or series, or carrying any right to purchase shares of the Corporation of any class or series, but any such unissued shares, additional authorized issue of shares of any class or series or securities convertible into or exchangeable for shares, or carrying any right to purchase shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such holders or to any other persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.
VII. The Board of Directors of the Corporation shall have the power to cause the Corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it; (B) any security or other obligation of the Corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by these Articles of Incorporation; and (C) any security or other obligation of the Corporation; which may confer upon the holder thereof the right to purchase shares of any class or series authorized by these Articles of Incorporation. The Corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the Corporation. The authority granted in this Paragraph VII shall not limit the plenary authority of the Board of Directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities, or other obligations issued by the Corporation or authorized by these Articles of Incorporation.
VIII.
A. Designation of Series. The series shall be designated “Series I Junior Participating Class B Preferred Shares,” par value $1.00 per share (hereinafter called “Series I Class B Preferred Shares”).
B. Number of Shares. The authorized number of shares of Series I Class B Preferred Shares is 1,000,000, which number the Board of Directors may increase or decrease to the extent appropriate in connection with the Rights issued pursuant to the Rights Agreement between the Company [Corporation] and The Huntington National Bank, as Rights Agent, dated as of February 29, 1988; provided, that no decrease shall reduce the number of Series I Class B Preferred Shares to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.
C. Dividend Payment Dates. The dates on which dividends on shares of the Series I Class B Preferred Shares shall be payable are the fifteenth day of March, June, September and December of each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Class B Preferred Shares.
D. Dividend Rate. The dividend rate for the Series I Class B Preferred Shares shall be, subject to the provision for adjustment hereinafter set forth, 10 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in Common Shares (by reclassification or otherwise)), declared on the Common Shares, par value $1.00 per share, of the Company since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series I Class B Preferred Shares. In the event the Company shall at any time after February 29, 1988 (the “Rights Declaration Date”) (i) declare or pay any dividend on its Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case, the amount to which holders of shares of Series I Class B Preferred Shares were entitled immediately prior to such event under this paragraph shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
Subject to the prior and superior rights of the holders of any preferred shares ranking prior and superior to the Series I Class B Preferred Shares with respect to dividends, the Company shall declare a dividend or distribution on the Series I Class B Preferred Shares as provided in the immediately preceding subparagraph after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.05 per share on the Series I Class B Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

E. Cumulative Dates. Dividends shall begin to accrue and be cumulative on outstanding shares of Series I Class B Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series I Class B Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series I Class B Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series I Class B Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series I Class B Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.
F. Voting Rights. The holders of shares of Series I Class B Preferred Shares shall have the voting rights set forth in Article FOURTH of the Articles of Incorporation and as may otherwise be required by law.
G. Reacquired Shares. Any Series I Class B Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Class B Preferred Shares and may be reissued as part of a new series of Class B Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
H. Liquidation, Dissolution or Winding Up.
(1) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Class B Preferred Shares unless, prior thereto, the holders of shares of Series I Class B Preferred Shares shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series I Class B Liquidation Preference”). Following the payment of the full amount of the Series I Class B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series I Class B Preferred Shares unless, prior thereto, the holders of Common Shares shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series I Class B Liquidation Preference by (ii) l0 (as appropriately adjusted as set forth in subparagraph 3 below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series I Class B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series I Class B Preferred Shares and Common Shares, respectively, holders of the Series I Class B Preferred Shares and holders of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to l with respect to such Series I Class B Preferred Shares and Common Shares, on a per share basis, respectively.
(2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series I Class B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series I Class B Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Shares.
(3) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

I. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series I Class B Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series I Class B Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
J. No Redemption. The Series I Class B Preferred Shares shall not be redeemable.
K. Ranking. The Series I Class B Preferred Shares shall rank junior to all other series of the Company’s Class A or Class B Preferred Shares as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
L. Amendment. So long as any Series I Class B Preferred Shares are outstanding, the Articles of Incorporation of the Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series I Class B Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series I Class B Preferred Shares, voting separately as a class.
M. Fractional Shares. Series I Class B Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series I Class B Preferred Shares.
IX.
A. Designation of Series. The series shall be designated “Series I Junior Participating Class A Preferred Shares,” par value $1.00 per share (hereinafter called “Series I Class A Preferred Shares”).
B. Number of Shares. The authorized number of shares of Series I Class A Preferred Shares is 225,000, which number the Board of Directors may increase or decrease to the extent appropriate in connection with the Rights issued pursuant to the Rights Agreement between the Company and The Bank of New York, as Rights Agent, dated as of February 19, 1998; provided, that no decrease shall reduce the number of Series I Class A Preferred Shares to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.
C. Dividend Payment Dates. The dates on which dividends on shares of the Series I Class A Preferred Shares shall be payable are the fifteenth day of March, June, September and December of each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Class A Preferred Shares.
D. Dividend Rate. The dividend rate for the Series I Class A Preferred Shares shall be, subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in Common Shares (by reclassification or otherwise)), declared on the Common Shares, par value $1.00 per share, of the Company since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series I Class A Preferred Shares. In the event the Company shall at any time after February 19, 1998 (the “Rights Dividend Declaration Date”) (i) declare or pay any dividend on its Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smallest number of shares, then in each such case, the amount to which holders of shares of Series I Class A Preferred Shares were entitled immediately prior to such event under this Paragraph shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

Subject to the prior and superior rights of the holders of any preferred shares ranking prior and superior to the Series I Class A Preferred Shares with respect to dividends, the Company shall declare a dividend or distribution on the Series I Class A Preferred Shares as provided in the immediately preceding subparagraph after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.50 per share on the Series I Class A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
E. Cumulative Dates. Dividends shall begin to accrue and be cumulative on outstanding shares of Series I Class A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series I Class A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series I Class A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series I Class A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series I Class A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.
F. Voting Rights. The holders of shares of Series I Class A Preferred Shares shall have the voting rights set forth in Article FOURTH of the Articles of Incorporation and as may otherwise be required by law.
G. Reacquired Shares. Any Series I Class A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Class A Preferred Shares and may be reissued as part of a new series of Class A Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
H. Liquidation, Dissolution or Winding Up.
(1) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Class A Preferred Shares unless, prior thereto, the holders of shares of Series I Class A Preferred Shares shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series I Class A Liquidation Preference”). Following the payment of the full amount of the Series I Class A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series I Class A Preferred Shares unless, prior thereto, the holders of Common Shares shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series I Class A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph 3 below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series I Class A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series I Class A Preferred Shares and Common Shares, respectively, holders of Series I Class A Preferred Shares and holders of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series I Class A Preferred Shares and Common Shares, on a per share basis, respectively.
(2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series I Class A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series I Class A Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Shares.

(3) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
I. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series I Class A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series I Class A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
J. No Redemption. The Series I Class A Preferred Shares shall not be redeemable.
K. Ranking. The Series I Class A Preferred Shares shall rank junior to all other series of the Company’s Class A or Class B Preferred Shares as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
L. Amendment. So long as any Series I Class A Preferred Shares are outstanding, the Articles of Incorporation of the Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series I Class A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series I Class A Preferred Shares, voting separately as a class.
M. Fractional Shares. Series I Class A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series I Class A Preferred Shares.
X. Series II Junior Participating Class A Preferred Shares.
A. Designation of Series. The series shall be designated “Series II Junior Participating Class A Preferred Shares,” par value $1.00 per share (hereinafter called “Series II Class A Preferred Shares”).
B. Number of Shares. The authorized number of shares of Series II Class A Preferred Shares is 225,000, which number the Board of Directors may increase or decrease to the extent appropriate in connection with the terms under which such Series II Class A Preferred Shares (or options or rights related thereto) are issued; provided, that no decrease shall reduce the number of Series II Class A Preferred Shares to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.
C. Dividend Payment Dates. The dates on which dividends on shares of the Series II Class A Preferred Shares shall be payable are the fifteenth day of March, June, September and December of each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series II Class A Preferred Shares.

D. Dividend Rate. The dividend rate for the Series II Class A Preferred Shares shall be, subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in Common Shares (by reclassification or otherwise)), declared on the Common Shares, par value $1.00 per share, of the Company since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series II Class A Preferred Shares. In the event the Company shall at any time after May 1, 2009 (i) declare or pay any dividend on its Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case, the amount to which holders of shares of Series II Class A Preferred Shares were entitled immediately prior to such event under this Paragraph shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
Subject to the prior and superior rights of the holders of any preferred shares ranking prior and superior to the Series II Class A Preferred Shares with respect to dividends, the Company shall declare a dividend or distribution on the Series II Class A Preferred Shares as provided in the immediately preceding subparagraph after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.50 per share on the Series II Class A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
E. Cumulative Dates. Dividends shall begin to accrue and be cumulative on outstanding shares of Series II Class A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series II Class A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series II Class A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series II Class A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series II Class A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.
F. Voting Rights. The holders of shares of Series II Class A Preferred Shares shall have the voting rights set forth in Article FOURTH of the Articles of Incorporation and as may otherwise be required by law.
G. Reacquired Shares. Any Series II Class A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Class A Preferred Shares and may be reissued as part of a new series of Class A Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
H. Liquidation, Dissolution or Winding Up.
(1) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series II Class A Preferred Shares unless, prior thereto, the holders of shares of Series II Class A Preferred Shares shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series II Class A Liquidation Preference”). Following the payment of the full amount of the Series II Class A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series II Class A Preferred Shares unless, prior thereto, the holders of Common Shares shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series II Class A Liquidation Preference by (ii) one hundred (100) (as appropriately adjusted as set forth in subparagraph 3 below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series II Class A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series II Class A Preferred Shares and Common Shares, respectively, holders of Series II Class A Preferred Shares and holders of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series II Class A Preferred Shares and Common Shares, on a per share basis, respectively.

(2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series II Class A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series II Class A Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Shares.
(3) In the event the Company shall at any time after May 1, 2009 (i) declare any dividend on Common Stock payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
I. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series II Class A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time after May 1, 2009 (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series II Class A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
J. No Redemption. The Series II Class A Preferred Shares shall not be redeemable.
K. Ranking. The Series II Class A Preferred Shares shall rank junior to all other series of the Company’s Class A or Class B Preferred Shares as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
L. Amendment. So long as any Series II Class A Preferred Shares are outstanding, the Articles of Incorporation of the Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series II Class A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series II Class A Preferred Shares, voting separately as a class.
M. Fractional Shares. Series II Class A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series II Class A Preferred Shares.
FIFTH: The amount of stated capital with which the Corporation shall begin business is $500.
SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than six nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into two classes, designated Class I and Class II. The election of each class of directors shall be a separate election. The total number of directors constituting the entire Board of Directors shall be apportioned between the classes, with each class consisting of, as nearly as possible, one-half of the total number of directors constituting the entire Board of Directors. Each class shall consist of at least three directors. Until changed in accordance with this Article SIXTH, the number of directors of the Corporation shall be eight.

At the 2010 annual meeting of shareholders, (A) one director shall be elected for a term of one year and shall become a member of Class I (with all of the other directors whose terms will expire at the annual meeting of shareholders for 2011) and (B) one director shall be elected for a term of two years and shall become a member of Class II (with all other directors whose terms will expire at the annual meeting of shareholders for 2012). At each succeeding annual meeting of shareholders beginning in 2011, successors to the class of directors whose term expires at that annual meeting shall be elected for a two-year term. If the number of directors is changed, any increase or decrease shall be apportioned between the classes so as to maintain the number of directors in each class at no less than three, as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors, and any other vacancy occurring in the Board of Directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.
All the directors or all the directors of a particular class, or any individual director, may be removed from office only for cause, by the affirmative vote of the holders of at least 80 percent of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as defined in Article SEVENTH), voting together as a single class, present in person or represented by proxy and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to cause a vacancy in the Board of Directors.
Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Capital Stock (as defined in Article SEVENTH) issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.
Nomination for election to the Board of Directors of the Corporation at a meeting of shareholders by any shareholder of the Corporation shall be made by notice in writing delivered or mailed by first class United States mail postage prepaid, to the Secretary of the Corporation, and received by the Secretary not less than 30 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 35 days’ notice of the meeting is given to shareholders, such nomination shall have been mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, the residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of Capital Stock that are beneficially owned by each such nominee and by the nominating shareholder; and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Section 14(a) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), (or any subsequent provisions replacing the Exchange Act), and such notice shall be accompanied by the written consent of the proposed nominee to serve as a director. This paragraph shall not be applicable to nominations for election to the Board of Directors of the Corporation that are made by the Board of Directors or the nominating committee of the Board of Directors.
The chair of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
Notwithstanding any other provision of these Articles of Incorporation or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Articles of Incorporation or the Regulations of the Corporation), the affirmative vote of the holders of at least 80 percent of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting duly called, shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article SIXTH; provided that this paragraph shall not apply to, and such 80 percent vote shall not be required for, any amendment, alteration, change, repeal or adoption unanimously recommended by the Board of Directors of the Corporation if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Paragraph III of Article SEVENTH.

SEVENTH: I. A. Notwithstanding any affirmative vote required by law or in any agreement with any national securities exchange or any other provision of these Articles of Incorporation or the Regulations of the Corporation or otherwise, and except as otherwise expressly provided in Paragraph II of this Article SEVENTH:
(i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate (as hereinafter defined) of an Interested Shareholder; or
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets or securities of the Corporation, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder which constitutes more than 20 percent of the Fair Market Value (as hereinafter defined), as determined by a majority of the Continuing Directors, of the total consolidated assets of the Corporation and its Subsidiaries taken as a whole, as of the end of its most recent fiscal year ended prior to the determination being made; or
(iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or
(iv) any reclassification of securities (including any reverse share split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or
(v) any agreement, contract or other arrangement providing for any one or more of the actions specified in Clauses (i) to (iv) of this Subparagraph (A), shall require the affirmative vote of at least 80 percent of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, present in person or represented by proxy and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called.
B. The term “Business Combination” as used in this Article SEVENTH shall mean any transaction which is referred to in any one or more of Clauses (i) through (v) of Subparagraph (A) of Paragraph I.
C. As used in this Paragraph I of this Article SEVENTH, a “series of transactions” shall be deemed to include not only a series of transactions with the same Interested Shareholder but also a series of separate transactions with an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder.
II. The provisions of Paragraph I of this Article SEVENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or in any agreement with any national securities exchange or Article NINTH or any other provision of these Articles of Incorporation or the Regulations of the Corporation, if all of the conditions specified in either of the following Subparagraphs (A) or (B) are met:
A. The Business Combination shall have been approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock which caused the Interested Shareholder to become an Interested Shareholder) of the Continuing Directors (as hereinafter defined).

B. All of the following conditions shall have been met:
(i) The aggregate amount of (x) cash and (y) the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Shares in such Business Combination shall be at least equal to the highest amount determined under Subclauses (a), (b), (c), (d) and (e) below:
a. (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any Common Share or any share (a “Delaware Share”) of Common Stock, par value $1.00 per share, of R. G. Barry Corporation, a Delaware corporation (“RGB Delaware”), in connection with the acquisition by the Interested Shareholder of beneficial ownership of such share (l) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;
b. the Fair Market Value per Common Share, or Delaware Share, as the case may be, on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article SEVENTH as the “Determination Date”), whichever is higher;
c. (if applicable) the price per share equal to the Fair Market Value per Common Share or Delaware Share determined pursuant to Subclause (B)(i)(b) of this Paragraph II, multiplied by the ratio of (l) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any Common Share or Delaware Share in connection with the acquisition by the Interested Shareholder of beneficial ownership of Common Shares or Delaware Shares within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per Common Share on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of either any Common Share or any Delaware Share;
d. the per share book value of the Common Shares, or Delaware Shares, as the case may be, as reported at the end of the fiscal quarter immediately prior to the Announcement Date; and
e. the earnings per Common Share or Delaware Share for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such Business Combination, multiplied by the then price/earnings multiple (if any) of such Interested Shareholder as customarily computed and reported in the financial community;
(ii) The aggregate amount of (x) cash and (y) the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or, if there be more than one series in a class, then, any series, of outstanding Preferred Shares, shall be at least equal to the highest amount determined under Subclauses (a), (b), (c) and (d) below:
a. (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of such class or, if there be more than one series in a class, then, such series, of Preferred Shares in connection with the acquisition by the Interested Shareholder of beneficial ownership of such share (l) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;
b. the highest preferential amount per share to which the holders of shares of such class or, if there be more than one series in a class, then, such series, of Preferred Shares would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event;
c. the Fair Market Value per share of such class or, if there be more than one series in a class, then, such series, of Preferred Shares on the Announcement Date or on the Determination Date, whichever is higher; and

d. (if applicable) the price per share equal to the Fair Market Value per share of such class or, if there be more than one series in a class, then, such series, of Preferred Shares determined pursuant to Subclause (B)(ii)(c) of this Paragraph II, multiplied by the ratio of (l) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of such class or, if there be more than one series in a class, then, such series, of Preferred Shares in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Preferred Shares within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of shares of such class or, if there be more than one series in a class, then, such series, of Preferred Shares on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of such class or series of Preferred Shares;
The provisions of this Clause (B)(ii) shall be required to be met with respect to every class or, if there be more than one series in a class, then, every series, of outstanding Preferred Shares, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Preferred Shares;
(iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder;
(iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Shares; (b) there shall have been (l) no reduction in the annual rate of dividends paid on the Common Shares (except as necessary to reflect any subdivision of the Common Shares), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse share split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Common Shares, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction which, after giving effect thereto, would not result in any increase in the Interested Shareholder’s percentage beneficial ownership of any class of Capital Stock;
(v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise;
(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act (or any subsequent provisions replacing the Exchange Act), shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). The proxy statement shall contain on the first page thereof, in a prominent place, any recommendation as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates and Associates (such investment banking firm to be paid a reasonable fee for its services by the Corporation); and

(vii) Such Interested Shareholder shall not have made any major change in the Corporation’s business or equity capital structure without the approval of the majority of the Continuing Directors.
III. For purposes of this Article SEVENTH:
A. The term “person” shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate (as hereinafter defined) of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock of the Corporation.
B. The term “Interested Shareholder” shall mean any person (other than (i) the Corporation or any Subsidiary, (ii) any profit-sharing, employee share ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (iii) persons who, immediately after the adoption of these Articles of Incorporation, are Affiliates of RGB Delaware, and the respective successors, executors, administrators, legal representatives, heirs and legal assigns (provided that any such assign is such an Affiliate immediately prior to assignment, transfer or other disposition to such assign) of such persons) who or which:
(i) is the beneficial owner (as hereinafter defined) of more than 10 percent of the Voting Stock; or
(ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10 percent or more of the Voting Stock.
C. A person shall be a “beneficial owner” of any Capital Stock:
(i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;
(ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or
(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.
D. For the purposes of determining whether a person is an Interested Shareholder pursuant to Subparagraph (B) of this Paragraph III, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned through application of Subparagraph (C) of this Paragraph III but shall not include any other shares of Capital Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
E. The terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule l2b-2 of the Exchange Act as in effect on March l, 1984.
F. The term “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Subparagraph (B) of this Paragraph III, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.
G. The term “Continuing Director” means any member of the Board of Directors, while such person is a member of the Board of Directors of the Corporation, who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors.

H. The term “Capital Stock” shall mean all capital stock of this Corporation authorized to be issued from time to time under Article FOURTH of these Articles of Incorporation, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of this Corporation generally.
I. The term “Fair Market Value” means (i) in the case of shares, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.
J. In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Clauses (B)(i) and (ii) of Paragraph II of this Article SEVENTH shall include Common Shares and/or the shares of any other class of Preferred Shares retained by the holders of such shares.
IV. The Board of Directors shall have the power and duty to determine for the purposes of this Article SEVENTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Capital Stock or other securities beneficially owned by any person, and (C) whether a person is an Affiliate or Associate of another. Any such determination made in good faith shall be binding and conclusive on all parties.
V. Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.
VI. The fact that any Business Combination complies with the provisions of Paragraph II of this Article SEVENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.
VII. Notwithstanding any other provisions of these Articles of Incorporation or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Articles of Incorporation or the Regulations of the Corporation), the affirmative vote of the holders of at least 80 percent of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, present in person or represented by proxy and entitled to vote in respect thereof, at an annual meeting or any special meeting duly called, shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article SEVENTH; provided that this Paragraph VII shall not apply to, and such 80 percent vote shall not be required for, any amendment, alteration, change, repeal or adoption unanimously recommended by the Board of Directors of the Corporation if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Paragraph III of this Article SEVENTH.
EIGHTH: I. Mandatory Indemnification. The Corporation shall indemnify any officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Paragraph I shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

II. Court-Approved Indemnification. Anything contained in these Articles, the Regulations of the Corporation or elsewhere to the contrary notwithstanding:
(A) the Corporation shall not indemnify any officer or director of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the Corporation or such other entity unless and only to the extent that the Court of Common Pleas of Fairfield County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and
(B) the Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Paragraph II.
III. Indemnification for Expenses. Anything contained in these Articles, the Regulations of the Corporation or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph I of this Article EIGHTH, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
IV. Determination Period. Any indemnification required under Paragraph I of this Article EIGHTH and not precluded under Paragraph II of this Article EIGHTH shall be made by the Corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraph I of this Article EIGHTH. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Fairfield County, Ohio or (if the Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Paragraph IV at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Paragraph IV]; and no failure for any reason to make such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Paragraph IV shall be evidence in rebuttal of the presumption recited in Paragraph I of this Article EIGHTH. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Paragraph IV to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Fairfield County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

V. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Paragraph I of this Article EIGHTH shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:
(A) if it shall ultimately be determined as provided in Paragraph IV of this Article EIGHTH that he is not entitled to be indemnified by the Corporation as provided under Paragraph I of this Article EIGHTH; or
(B) if, in respect of any claim, issue or other matter asserted by or in the right of the Corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the Corporation or misconduct (other than negligence) in the performance of his duty to the Corporation, unless and only to the extent that the Court of Common Pleas of Fairfield County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
VI. Article EIGHTH Not Exclusive. The indemnification provided by this Article EIGHTH shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
VII. Insurance. The Corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article EIGHTH. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.
VIII. Indemnity Agreements. The Corporation may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other persons as the Board may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such person to the fullest extent of the provisions of this Article EIGHTH and/or to the fullest extent permitted under Ohio law.
IX. Indemnification of Employees and Agents of the Corporation. The Corporation may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification and to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article EIGHTH.
X. Certain Definitions. For purposes of this Article EIGHTH, and as examples and not by way of limitation:
(A) A person claiming indemnification under this Article EIGHTH shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph I of this Article EIGHTH, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and
(B) References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” within the meaning of that phrase as used in this Article EIGHTH.

XI. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article EIGHTH may be maintained by the person claiming such indemnification, or by the Corporation in the Court of Common Pleas of Fairfield County, Ohio. The Corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Fairfield County, Ohio in any such action, suit or proceeding.
NINTH: Except as otherwise provided in these Articles of Incorporation, including without limitation Article SEVENTH hereof, the shareholders of the Corporation, at a meeting held for such purpose or purposes, may by the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, present in person or represented by proxy and entitled to vote in respect thereof, at an annual meeting or any special meeting duly called, (i) adopt an agreement of merger or consolidation; (ii) authorize the lease, sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Corporation; or (iii) adopt a resolution providing for the dissolution of the Corporation.
TENTH: Except as otherwise provided in these Articles of Incorporation, including without limitation Article SIXTH and Article SEVENTH hereof, the shareholders of the Corporation, at a meeting held for such purpose, may by the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, present in person or represented by proxy and entitled to vote in respect thereof, at an annual meeting or any special meeting duly called, alter or repeal any provision contained in these Articles of Incorporation.
ELEVENTH: Shareholders shall not have the right to vote cumulatively in the election of directors.